Exhibit 10.49

AMENDMENT NO. 1

TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

Dated as of October 17, 2006

Reference is made to that certain Amended and Restated Employment Agreement dated as of January 1, 2004 (the “Agreement”) by and among Enterprise Bancorp, Inc. (the “Company”) and Enterprise Bank and Trust Company (the “Bank” and together with the Company, the “Employers”) and George L. Duncan (the “Executive”).

WHEREAS, the Employers desire to continue to employ the Executive with a change in the titles and responsibilities held and exercised by the Executive;

AND WHEREAS, the Executive is willing to continue to be employed with a change in the titles and responsibilities held and exercised by the Executive and, in connection therewith, has delivered on the date hereof a written consent to such change in titles and responsibilities for purposes of Section 1.7 of the Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Employers and the Executive hereby agree as follows:

Effective as of January 1, 2007 (the “Effective Date”), the Agreement shall be amended, such that Sections 1.7, 2, 4.1 and 6.2(b) shall be amended as set forth below.

Amendment to Section 1.7.  In Section 1.7, clause (a)(i) contained in the second and third lines thereof shall be amended and restated in its entirety to read as follows:

(a) without the written consent of the Executive, (i) the Board fails to appoint or reappoint the Executive as Chairman of the Board of Directors of the Company and the Bank,

Amendment to Section 2.  In Section 2, the first sentence thereof shall be amended and restated in its entirety to read as follows:

Subject to the terms and provisions set forth in this Agreement, the Employers, during the Term of Employment, agree to employ the Executive as an active employee and as Chairman of the Board of Directors of the Company and the Bank and the Executive hereby accepts such employment.

Amendment to Section 4.1.  Section 4.1 shall be amended and restated in its entirety to read as follows:

4.1           Positions and Duties.  During the Term of Employment, the Executive shall be employed as an active employee and shall serve as Chairman of the Board of Directors of the Company and the Bank and shall exercise and assume such duties, responsibilities and authorities as are provided in the bylaws of the Employers with respect to holding such office.  Notwithstanding the above, the Executive shall not be required to perform any duties and responsibilities which would result in the Employers’ or the Executive’s noncompliance with, or any other violation of, any applicable law, regulation, regulatory policy or other regulatory requirement.

Amendment to Section 6.2(b).  In Section 6.2(b), clause (i) of the fourth sentence thereof shall be amended and restated in its entirety to read as follows:

(i) assume the Chairman of the Board of Directors positions of the Company and the Bank or, if another individual is then holding either of such positions and the Executive is not reappointed to both such positions, assume such other position(s) as may be available with the Employers at the same Base Salary as was in effect at the time the Suspension for Disability had commenced and otherwise continue in the employ of the Employers in accordance with the terms of this Agreement or

The Agreement, as amended by this Amendment No. 1 as of the Effective Date, is and shall continue to be in full force and effect and shall not be affected by this Amendment No. 1, except and only to the extent specified above.

IN WITNESS WHEREOF, the undersigned Executive has hereunto set his hand and each of the Employers has caused this Amendment No. 1 to be executed in its name and on its behalf by a duly authorized officer, in each case as an instrument under seal and as of the date set forth above.

ENTERPRISE BANCORP, INC.

By:	/s/ Richard W. Main
Richard W. Main
President

ENTERPRISE BANK AND TRUST COMPANY

By:	/s/ Richard W. Main
Richard W. Main
President

EXECUTIVE

/s/ George L. Duncan
George L. Duncan